UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

May 10, 2005

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2200 Winter Springs Blvd, Suite 106 #130, Oviedo, Florida 32765

(Address of principal executive offices, including zip code)

(407) 245 7379

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Director and Officer Resignation

On May 10, 2005, Mr. Serguei Melnik resigned as a director of the Board of Directors (the “Board”) and as Chief Operations Officer of Asconi Corporation, a Nevada corporation (the “Company”). Mr. Melnik resignation was for personal reasons.

As a result of Mr. Melnik’s resignation, the Board currently consists of eight members and one vacancy: Constantin Jitaru, Anatolie Sirbu, Nicolae Sterbets, Radu Bujoreanu, Tatiana Radu, Nurlan Arimov, Anatolyi Krupskyi and Andrei Gani. The Audit Committee consists of three (3) members, including Radu Bujoreanu, Nurlan Arimov and Anatolyi Krupskii.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: May 16, 2005	By:	/s/ Constantin Jitaru
Constantin Jitaru
President and CEO